Exhibit 99.1

PLATO Learning Reports Order Growth for Second Consecutive Quarter

Third Quarter 2008 Highlights

  Total Orders Grow for Second Consecutive Quarter; Subscription Orders Grow 42% Driving Deferred Revenue to over $50M
  Subscription Revenues Grow 42%; Total Revenues Down Marginally on Lower Perpetual License Fees
  Net Loss Before Restructuring Charges Improves as Subscription Margins Expand to over 50% and Operating Expenses Decline

MINNEAPOLIS--(BUSINESS WIRE)--PLATO Learning, Inc. (NASDAQ: TUTR), a leading provider of K–adult e-learning solutions, today announced that total orders grew 5% to $27.7 million for the third quarter ended July 31, 2008, compared to $26.3 million for the third quarter of fiscal 2007. Subscription orders for the quarter increased 42% to $17.7 million as orders for the Company’s new generation online learning management platform, the PLATO Learning Environment™ (PLE™), more than doubled to $14.2 million. Subscription revenues grew by more than 40% to $9.2 million. Total revenue for the quarter was down slightly to $18.6 million, from $19.2 million in the third quarter of 2007, on lower perpetual license fees and maintenance revenues from legacy products.

Mike Morache, PLATO Learning President and CEO said, “Achieving total order growth for two consecutive quarters, and for three out of the last four quarters, is a significant indication of progress in our transition from perpetual license sales to subscription sales. We are especially pleased by continued strong growth in orders for subscription products delivered on PLE™, which have nearly doubled on a quarter-over-quarter basis since we introduced PLE in 2006. PLE renewal orders, which still make up a small, but growing portion of total PLE orders, nearly tripled compared to the second quarter of this year despite a decline in the renewal rate to slightly below our 2008 target of 85%. The strong growth in PLE orders resulted in deferred revenues of over $50 million at the end of the quarter. Deferred revenues will continue to grow for the remainder of the year.”

During the quarter, an additional 219 school districts and community colleges became new subscribers to PLE™, pushing the total PLE™ customer base to more than 1,100 educational institutions across the U.S., a 93% increase over the third quarter of 2007. New PLATO Learning customers accounted for more than half of the total PLE™ customers added in the quarter. PLE™ registered user growth was also strong. At the end of the quarter 816,000 users were registered to use PLE™, a 217% increase compared to this time last year.

The Company’s third quarter net loss excluding restructuring charges, improved to ($1.3) million, or ($0.05) per share in 2008, compared to ($1.8) million, or ($0.08) per share in 2007. Subscription margins in the third quarter improved 13 percentage points to over 50% on the strong growth in subscription revenues. Total gross margins for the period improved to 50% from 49% as the effect on gross margin of lower perpetual license fee revenues offset some of the gains in subscription margins. Operating expenses, excluding amounts related to restructuring activities, declined to $10.4 million in the third quarter of 2008 from $11.4 million in third quarter of 2007.

Mr. Morache continued, “The transition from perpetual-to-subscription sales is nearly behind us. Total order activity is stabilizing and becoming more predictable. The PLE™ customer base is growing each quarter resulting in deferred revenue growth and increasing opportunities for future renewals and license expansions. These trends will continue to drive subscription revenue growth in the future. On the cost side of our business, subscription margins continue to increase as subscription revenue growth exceeds the rate of growth in delivery and product investment costs, and we continue to carefully manage operating expenses. Taken together, these positive trends continue to move us toward our goal of profitability in fiscal 2009.”

Cash balances were $11.8 million at the end of the third quarter, down $1.1 million during the period, and were affected by cash outlays of $1.8 million related to restructuring activities announced earlier in the quarter. Cash balances are expected to grow significantly by the end of the fiscal year as the Company continues to move through the primary buying season for the K-12 market and realizes the full effect of the operating efficiencies implemented during the third quarter.

Conference Call

A conference call to discuss this announcement is scheduled for today, September 4, 2008, at 3:45 p.m. CDT (Central Daylight Time). The dial-in number for this call is 1.888.276.0007 in the U.S. and Canada, and 1.612.332.0107 internationally. Attendees should call 10 minutes prior to the start of the call and inform the operator they are participating in PLATO Learning’s call. A recording of the call will be available from 6:00 p.m. CDT on September 4, 2008, until midnight on September 11, 2008. To access the recording, call 1.800.475.6701 in the U.S. and Canada and 1.320.365.3844 internationally. At the prompt, enter pass code number 878951.

Additionally, investors have the opportunity to listen to the conference call over the Internet through PLATO Learning’s web site at http://www.plato.com/Investor-Relations/Conference-Calls.aspx.

About PLATO Learning

PLATO Learning is a leading provider of computer-based and e-learning instruction for kindergarten through adult learners, offering curricula in reading, writing, math, science, social studies, and life and job skills. The Company also offers innovative online assessment and accountability solutions and standards-based professional development services. With over 6,000 hours of objective-based, problem-solving courseware, plus assessment, alignment and curriculum management tools, we create standards-based curricula that facilitate learning and school improvement.

PLATO Learning is a publicly held company traded as TUTR on the NASDAQ market. PLATO Learning’s online educational software is primarily marketed to K–12 schools and colleges. The Company also sells to job training programs, correctional institutions, military education programs, corporations, and individuals.

PLATO Learning is headquartered at 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437, 952.832.1000 or 800.869.2000. The Company has sales representatives located throughout the U.S., as well as international distributors in Canada, the United Kingdom and South Africa. For more information, please visit http://www.plato.com.

The announcement includes the use of non-GAAP financial measures that are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures have been used in this announcement because the Company believes they are useful to investors by providing greater transparency to supplemental information used in the Company’s internal financial and operational analysis. Investors are encouraged to review the reconciliations attached to this announcement of the non-GAAP financial measures used in this announcement to their most directly comparable GAAP financial measures.

This announcement includes forward-looking statements. PLATO Learning has based these forward-looking statements on its current expectations and projections about future events. Although PLATO Learning believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. PLATO Learning undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward looking statements made are subject to the risks and uncertainties as those described in the Company's most recent filings with the Securities and Exchange Commission on Forms 10-K and 10-Q. Actual results may differ materially from anticipated results.

PLATO®, Straight Curve® and Academic Systems® are registered trademarks of PLATO Learning, Inc. PLATO Learning is a trademark of PLATO Learning, Inc.

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2008	2007	2008	2007
REVENUES
Subscriptions	$9,247	$6,532	$25,691	$17,045
License fees	3,353	5,940	7,113	13,652
Services	6,038	6,731	18,214	20,745
Total revenues	18,638	19,203	51,018	51,442

COST OF REVENUES
Subscriptions	4,593	4,140	14,058	11,075
License fees	1,540	2,066	4,060	6,212
Services	3,172	3,496	9,082	9,837
Total cost of revenues	9,305	9,702	27,200	27,124

GROSS PROFIT	9,333	9,501	23,818	24,318

OPERATING EXPENSES
Sales and marketing	6,657	7,579	21,182	22,682
General and administrative	2,258	2,865	7,909	8,983
Product maintenance and development	1,128	499	3,306	3,412
Amortization of intangibles	388	438	1,163	1,352
Restructuring charges (benefit)	800	(766)	2,435	(766)
Total operating expenses	11,231	10,615	35,995	35,663

OPERATING LOSS	(1,898)	(1,114)	(12,177)	(11,345)

Other (loss) income, net	(11)	218	188	917

LOSS BEFORE INCOME TAXES	(1,909)	(896)	(11,989)	(10,428)

Income tax expense	152	150	456	450

NET LOSS	$(2,061)	$(1,046)	$(12,445)	$(10,878)

LOSS PER SHARE
Basic and diluted	$(0.09)	$(0.04)	$(0.52)	$(0.46)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	23,881	23,762	23,825	23,747

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	July 31,	October 31,
	2008	2007

ASSETS

Current assets:
Cash and cash equivalents	$11,838	$24,297
Accounts receivable, net	16,744	14,479
Other current assets	7,591	7,759
Total current assets	36,173	46,535

Equipment and leasehold improvements, net	4,241	5,615
Product development costs, net	29,707	30,266
Goodwill	71,865	71,865
Identified intangible assets, net	6,205	7,983
Other long-term assets	6,620	5,039
Total assets	$154,811	$167,303

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$2,642	$4,608
Accrued compensation	4,238	5,453
Other accrued liabilities	4,766	4,245
Deferred revenue	38,852	38,821
Total current liabilities	50,498	53,127

Long-term deferred revenue	11,796	10,302
Deferred income taxes	3,592	3,139
Total liabilities	65,886	66,568

Stockholders' equity:
Common stock	240	238
Additional paid-in capital	170,643	169,927
Treasury stock at cost	(315)	(205)
Accumulated deficit	(80,339)	(67,893)
Accumulated other comprehensive loss	(1,304)	(1,332)
Total stockholders' equity	88,925	100,735
Total liabilities and stockholders' equity	$154,811	$167,303

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Nine Months Ended
	July 31,
	2008	2007
OPERATING ACTIVITIES:
Net loss	$(12,445)	$(10,878)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Deferred income taxes	456	450
Depreciation and amortization	12,868	11,860
Provision for doubtful accounts	-	(539)
Stock-based compensation	559	888
Other adjustments	105	(26)
Changes in operating assets and liabilities:
Accounts receivable	(3,642)	3,895
Other current and long-term assets	(238)	742
Accounts payable	(1,967)	(428)
Other current and long-term liabilities	(686)	(2,793)
Deferred revenue	1,526	(193)
Total adjustments	8,981	13,856
Net cash (used in) provided by operating activities	(3,464)	2,978

INVESTING ACTIVITIES:
Capitalized internal product development costs	(8,741)	(11,718)
Purchases of equipment and leasehold improvements	(318)	(1,471)
Net cash used in investing activities	(9,059)	(13,189)

FINANCING ACTIVITIES:
Net proceeds from issuance of common stock, net of repurchases	60	155
Payment of debt financing fees	-	(523)
Repayments of capital lease obligations	(22)	(34)
Net cash provided by (used in) financing activities	38	(402)

EFFECT OF CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	26	(130)

Net decrease in cash and cash equivalents	(12,459)	(10,743)

Cash and cash equivalents at beginning of period	24,297	33,094

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$11,838	$22,351

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Order Information ($000s)

	Three Months Ended July 31,			Nine Months Ended July 31,
	2008	2007	% Change	2008	2007	% Change
Order Value:
Subscriptions	$17,709	$12,514	42%	$30,586	$22,709	35%

License fees	2,457	5,503	(55%)	6,384	12,306	(48%)

Services	7,508	8,276	(9%)	14,401	16,722	(14%)
	$27,674	$26,293	5%	$51,371	$51,737	(1%)

Deferred Revenue Balances ($000s)

	As of July 31,
	2008	2007	% Change

Subscriptions	$38,413	$26,134	47%
License fees	349	928	(62%)
Services	11,886	14,591	(19%)
	$50,648	$41,653	22%

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Reconciliation of GAAP Net Loss and Loss Per Share to Non-GAAP Net Loss and Loss Per Share Before Restructuring Charges
($000s, except per share amounts)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2008	2007	2008	2007
Net loss, as reported	$(2,061)	$(1,046)	$(12,445)	$(10,878)
Restructuring charges (benefit)	800	(766)	2,435	(766)
Net loss before restructuring charges	$(1,261)	$(1,812)	$(10,010)	$(11,644)

Loss per share (basic and diluted):
Loss per share, as reported	$(0.09)	$(0.04)	$(0.52)	$(0.46)
Restructuring charges (benefit)	0.04	(0.04)	0.10	(0.03)
Loss per share before restructuring charges	$(0.05)	$(0.08)	$(0.42)	$(0.49)

Weighted average common shares outstanding:
Basic and diluted (GAAP)	23,881	23,762	23,825	23,747
Diluted (Non-GAAP)	23,881	23,762	23,825	23,747

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses Before Restructuring Charges ($000s)

	Three Months Ended			Nine Months Ended
	July 31,			July 31,
	2008	2007	% Change	2008	2007	% Change
Total operating expenses	$11,231	$10,615	6%	$35,995	$35,663	1%
Restructuring charges (benefit)	800	(766)	NM	2,435	(766)	NM
Operating expenses before restructuring charge	$10,431	$11,381	(8%)	$33,560	$36,429	(8%)

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Reconciliation of GAAP Cash Flow Provided By (Used In) Operating Activities To Non-GAAP Free Cash Flow ($000)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2008	2007	2008	2007
Cash flow provided by (used in) operating activities	$1,127	$6,355	$(3,464)	$2,978
Capitalized internal product development costs	(2,062)	(4,299)	(8,741)	(11,718)
Purchases of equipment and leasehold improvements	(95)	(234)	(318)	(1,471)
Free Cash Flow	$(1,030)	$1,822	$(12,523)	$(10,211)

CONTACT:
PLATO Learning, Inc.
Mike Morache, 952-832-1000
President and Chief Executive Officer
or
Rob Rueckl, 952-832-1000
Vice President and Chief Financial Officer